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                             AMES DEPARTMENT STORES, INC.            Exhibit 20
                              APRIL RESULTS VS. PLAN                Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                  April, 1995            Year-to-Date 1995
                                               Last                        Last
                             Actual  Plan(a)   Yr(b)   Actual  Plan(a)    Yr (b)
INCOME SUMMARY:
Net Sales                    $140.7  $148.6   $135.3   $441.7   $447.1   $435.8

FIFO  Margin     $             40.3    41.5     39.7    114.0    118.9    115.0
      Margin     %             28.6%   27.9%    29.3%    25.8%    26.6%    26.4%

Total Expenses                (40.5)  (42.6)   (42.6)  (131.5)  (135.6)  (136.4)

Other Income/Property Gains     2.0     2.5      2.8      7.3      6.6     10.0
                             ---------------------------------------------------
EBITDA                          1.8     1.4     (0.1)   (10.2)   (10.1)   (11.4)

Depreciation and Amort (net)   (0.2)   (0.1)     0.2     (0.5)    (0.4)     0.6
Net Interest Expense           (1.9)   (2.2)    (2.1)    (5.1)    (6.0)    (6.0)
Other Expenses, Incl LIFO         -       -        -     (0.1)       -     (3.3)
Extra. Item, Net of Tax           -       -     (1.5)       -        -     (1.5)
Non-Cash Inc. Tax Ben.          0.1     0.3      6.5      4.8      5.0      6.5

                             ---------------------------------------------------
Net Income (Loss)              (0.2)   (0.6)     3.0   ($11.1)  ($11.5)  ($15.1)
                             ===================================================


                                                      Balance at end of Period
                                                                          Last
                                                      Actual   Plan(a)    Yr(b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $20.2    $25.7    $81.0
Merchandise Inventories, LIFO                           520.5    495.7    506.8
Other Current Assets                                     40.0     41.8     44.8
                                                     ---------------------------
      Total Current Assets                              580.7    563.2    632.6
Net Fixed Assets                                         44.6     44.0     22.7
Long-Term Assets                                          5.0      5.9      1.1
                                                     ---------------------------
      Total Assets                                     $630.3   $613.1   $656.4
                                                     ===========================

Trade Accounts Payable                                 $150.9   $115.3   $110.3
Short-Term Debt (Revolver)                              103.1    120.0     88.5
Other Current Liabilities                               160.4    157.0    239.5
                                                     ---------------------------
      Total Current Liabilities                         414.4    392.3    438.3

Long-Term Debt                                           29.6     37.4     43.1
Other Long-Term Liabilities                              43.0     41.7     52.0

Unfavorable Lease Liability                              22.4     22.4     24.5
Fresh-start Excess Net Assets (Negative Goodwill)        47.1     47.1     53.2

Paid-In-Capital                                          81.0     80.3     73.5
Retained Earnings (Deficit)                              (7.2)    (8.1)   (28.2)
                                                     ---------------------------
      Total Stockholders' Equity                         73.8     72.2     45.3
                                                     ---------------------------
      Total Liabilities & Equity                       $630.3   $613.1   $656.4
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 6 of 7
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